SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2001

Metawave Communications Corporation (Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-24673 (Commission File Number)	91-1673152 (I.R.S. Employer Identification No.)

10735 Willows Road NE, Redmond, WA 98052 (Address of principal executive offices)(Zip Code)

(425) 702-5600 (Registrant's telephone number, including area code)

Item 5.	Other Events.

          On September 19, 2001, Metawave Communications Corporation (the "Company") issued 480,075 shares of the Company's common stock to Pine Ridge Financial, Ltd. ("Pine Ridge") pursuant to a purchase agreement entered into on September 18, 2001 between the Company and Pine Ridge. In connection with this sale, the Company entered into an engagement letter with Wharton Capital Partners Ltd. and Wharton Capital Markets, LLC (together, "Wharton") pursuant to which Wharton acted as financial consultant and placement agent. The full text of the purchase agreement and engagement letter in connection with the foregoing are filed as Exhibit 99.1 and Exhibit 99.2, respectively.

          On September 24, 2001, the Company issued 500,000 shares of its common stock to Acqua Wellington North American Equities Fund Ltd. ("Acqua Wellington") pursuant to a purchase agreement entered into on September 21, 2001 between the Company and Acqua Wellington. The full text of the purchase agreement in connection with the foregoing is filed as Exhibit 99.3.

          The shares of the Company common stock sold to Pine Ridge and Acqua Wellington are registered under our Registration Statement on Form S-3 (Registration No. 333-61470).

Item 7.	Financial Statements and Exhibits
(c)	Exhibits.
99.1	Purchase Agreement between Metawave Communications Corporation and to Pine Ridge Financial, Ltd. dated September 18, 2001.
99.2	Engagement Letter between Metawave Communications Corporation, Wharton Capital Partners Ltd. and Wharton Capital Markets, LLC dated August 31, 2001.
99.3	Purchase Agreement between Metawave Communications Corporation and Acqua Wellington North American Equities Fund Ltd. dated September 21, 2001.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
METAWAVE COMMUNICATIONS CORPORATION (Registrant)

Date: September 13, 2001	By: /s/ Kathryn Surace-Smith Kathryn Surace-Smith Vice President, General Counsel and Secretary

INDEX TO EXHIBITS
Exhibit Number	Description
99.1	Purchase Agreement between Metawave Communications Corporation and to Pine Ridge Financial, Ltd. dated September 18, 2001.
99.2	Engagement Letter between Metawave Communications Corporation, Wharton Capital Partners Ltd. and Wharton Capital Markets, LLC dated August 31, 2001.
99.3	Purchase Agreement between Metawave Communications Corporation and Acqua Wellington North American Equities Fund Ltd. dated September 21, 2001.